FREE WRITING PROSPECTUS

            The depositor has filed a registration statement (number 333-131712) (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

            The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/0001144204
-06-012322.txt

Saxon Capital, Inc.

September 2006

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

3

Saxon Capital, Inc.™

FORWARD LOOKING STATEMENTS

Statements in this presentation other than statements of historical fact, are “forward-
looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect
Saxon’s future plans.  Saxon’s actual results and the timing and occurrence of expected events could differ materially from its plans and expectations due to a number of factors, such as (i) changes in overall economic conditions and interest rates, (ii) Saxon’s ability to successfully implement its growth strategy, (iii) Saxon’s ability to sustain loan origination growth at levels sufficient to absorb costs of production and operational costs,
(iv) continued availability of credit facilities and access to the securitization markets or other funding sources, (v) deterioration in the credit quality of Saxon’s loan portfolio, (vi)
lack of access to the capital markets for additional funding, (vii) challenges in successfully expanding Saxon’s servicing platform and technological capabilities, (viii) Saxon’s ability to remain in compliance with federal tax requirements applicable to REITs, (ix) Saxon’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (x) changes in federal income tax laws and regulations applicable to REITs, (xi) unfavorable changes in capital market conditions,
(xii) future litigation developments, (xiii) competitive conditions applicable to Saxon’s industry, and (xiv) changes in the applicable legal and regulatory environment.  You should also be aware that all information in this presentation is as of June 30, 2006.
Saxon undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

4

INFORMATION & WHERE TO FIND IT

Reg AB static pool data can be found at
www.saxonmortgage.com/staticpool.

Corporate presentations, company financials, corporate SEC filings and other useful links can be found at www.saxonmortgage.com
(click on the Investor Relations link).

Underwriting guidelines, matrices and product profiles can be found at www.esaxon.com/wholesale/index.jsp (under Matrices).

Securitization program (SAST) information can be found at
www.saxonmortgage.com (click on the Securitization link).
Information available includes:

Pricing information and the prospectus for our transactions

Remittance statements and transaction profile reports

Monthly CPR analysis and actual vs. pricing CPR

Quarterly loss reports and loss severity report

Prepayment penalty collection and roll rate information

© Saxon Capital, Inc. 2005 All Rights Reserved - Duplication Prohibited

5

MERGER AGREEMENT

Saxon Capital, Inc. Agrees to be Acquired by Morgan Stanley

On Aug. 9, 2006 Saxon Capital, Inc. ("Saxon" or the "Company")
(NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), announced the signing of a definitive merger agreement pursuant to which Morgan Stanley (NYSE: MS) will acquire all of the outstanding shares of Saxon for $14.10 per share in cash.
The total value of the transaction is approximately $706 million. The acquisition is subject to certain terms and conditions customary for transactions of this type, including receipt of regulatory approvals and
Saxon shareholder approval, and is expected to be completed by the end of 2006.

Saxon Capital, Inc.℠

Saxon Mortgage, Inc.®

Saxon Home Mortgage℠

Saxon Mortgage Services, Inc.℠

Saxon Capital, Inc.℠

© Saxon Capital, Inc. 2006 - All Rights Reserved - Duplication Prohibited

6

SAXON COMPANIES

A nationally recognized
wholesale and correspondent
mortgage lending company

Name under which Saxon Mortgage,
Inc. conducts retail lending business,
through a network of regional lending
centers and centralized lending
platforms.

A premier mortgage
servicing company

Saxon Capital Holdings, Inc.

(TRS)

Saxon Funding Management, Inc.

(QRS)

SASCO

(ABS Issuer)

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

7

SAXON STRATEGY

Saxon is building a high-quality non-conforming mortgage loan portfolio

Portfolio accounting (no on-balance-sheet residual valuation)

Generally hold and securitize 100% of 1st lien production

Holder of the first loss/residual risk (generally below BBB– credit risk)

Proactively manage the credit risk through our “Life of the Loan Credit
Risk Management” philosophy

Nine+ years of performance history in our enterprise data warehouse

Grow 3rd party servicing

Managed growth

Utilize capacity in Texas and Virginia servicing centers

Texas capacity of $30B; currently at approximately 76% capacity

Virginia capacity of $20B; currently at approximately 17% capacity

Initiation of conduit purchase program

Data as of June 30, 2006

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

8

SAXON STRATEGY Con’t

Improve efficiencies and reduce costs

Consolidated the back-office operations of the wholesale and retail channels
(2005)

I-deals – new automated underwriting engine (2005)

MRG – automated closing doc generation and delivery (2005)

Netox – new origination platform (May 2006)

elock – automated lock function (4th Quarter 2006)

Data as of June 30, 2006

$88
$217
$255
$259
$112
2002
2003
2004
2005
YTD 2006

$119
$211
$234
$153
$62
2002
2003
2004
2005
YTD 2006

$20
$27
$28
$71
$40
2002
2003
2004
2005
YTD 2006

$243
$314
$587
$593
$580
2002
2003
2004
2005
YTD 2006

15.9x
15.0x
10.1x
11.2x
11.9x
2002
2003
2004
2005
YTD 2006

-0.1%
1.5%
1.8%
1.6%
0.5%
2002
2003
2004
2005
YTD 2006

© Saxon Capital, Inc. 2006- All Rights Reserved- Duplication Prohibited

9

Total Net Revenue (In Millions)

Net Interest Income (In Millions)

Debt-to-Equity

Shareholders’ Equity (In Millions)

Net Servicing Income (In Millions)

Return on Average Assets

Data as of June 30, 2006

HISTORICAL PERFORMANCE

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

10

Saxon Capital, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET

Data as of June 30, 2006

30-Jun-06

31-Dec-05

Assets:

Cash

$13,344

$6,053

Trustee receivable

139,937

135,957

Restricted Cash

6,005

147,473

Accrued interest receivable, net of allowance for past due interest losses of $13,921 and $16,086 respectively

43,055

38,182

Mortgage loan portfolio

6,758,659

6,444,872

Allowance for loan losses

(35,412)

(36,639)

     Net mortgage loan portfolio

6,723,247

6,408,233

Servicing related advances

220,101

185,297

Mortgage servicing rights, net

145,327

129,742

Real estate owned

41,079

38,933

Derivative assets

40,023

19,954

Deferred tax asset

53,908

53,724

Other assets, net

70,621

68,530

Total assets

$7,496,647

$7,232,078

Liabilities and shareholders’ equity:

Liabilities:

Accrued interest payable

$10,588

$8,357

Dividends payable

25,468

32,539

Warehouse financing

245,979

378,144

Securitization financing

6,434,332

6,182,389

Derivative liabilities

21,022

8,589

Senior notes

150,000

0

Other liabilities

29,577

28,925

Total liabilities

6,916,966

6,638,943

Shareholders’ equity:

Common stock, $0.01 par value per share, 100,000,000 shares

authorized; shares issued and outstanding: 50,080,215 and

50,001,909 as of June 30, 2006 and December 31, 2005,

respectively

501

500

Additional paid in capital

636,298

634,023

Accumulated other comprehensive loss, net of income tax of $(12)

and $(16), respectively

(277.00)

(355.00)

Accumulated deficit

(56,841.00)

(41,033.00)

Total shareholders’ equity

579,681

593,135

Total liabilities and shareholders’ equity

$7,496,647

$7,232,078

$1.8
$3.5
$4.7
$6.0
$6.4
$6.7
$4.7
$4.1
$5.2
$14.2
$18.4
$19.7
2001
2002
2003
2004
2005
2006 YTD
Owned
Third Party

© Saxon Capital, Inc. 2006 - All Rights Reserved - Duplication Prohibited

11

Saxon Capital, Inc.

PORTFOLIO SUMMARY

57.24%

Funded volume includes conduit loans

6.83%

116,998,998

VA

8.36%

143,197,701

NY

11.67%

199,982,031

FL

14.18%

242,968,421

MD

16.20%

277,526,308

CA

Percent

Loan Amount - Original

State

Top 5 States by Volume

Funded 1/1/06-6/30/06

Servicing Portfolio

$19.7 billion

= 75%

$6.7 billion

= 25%

Data as of June 30, 2006

100%

100%

100%

100%

100%

100%

7.2%

0.0%

0.0%

0.0%

0.0%

0.0%

Conduit

1.1%

5.6%

5.2%

7.2%

10.2%

24.2%

Correspondent
- Bulk

25.2%

28.0%

24.3%

24.6%

16.6%

15.2%

Correspondent
- Flow

18.7%

21.3%

27.6%

26.8%

28.1%

19.2%

Retail

47.9%

45.1%

42.9%

41.3%

45.1%

41.4%

Wholesale

$1.66

$3.35

$3.49

$2.84

$2.30

$2.33

Volume ($B)

YTD 2006

2005

2004

2003

2002

2001

Volume & Channel Mix

12-Mth Bank Statements 5%
Stated Doc 27%
Limited Doc. 2%
Full Doc. 66%

Fixed 30%
2 Yr Hybrid 18%
3-5 Yr Hybrid 10%
I/O ARM 19%
40/30 & 50/30 ARM 22%

© Saxon Capital, Inc. 2006- All Rights Reserved- Duplication Prohibited

12

Saxon Capital, Inc.

QUARTERLY PRODUCTION STATISTICS
Second Quarter 2006

Data as of June 30, 2006

Funded

% of

Credit

Volume

Total Funded

WAC -

WA CREDIT

Score

(000's)*

Volume

Fixed

WAC - ARM

SCORE

WA CLTV

> 650

$150,521

18.80%

7.94%

8.14%

686

80.38%

601-650

$281,667

35.18%

8.19%

8.14%

623

80.35%

551-600

$277,824

34.70%

8.43%

8.56%

578

77.98%

526-550

$57,566

7.19%

9.48%

9.14%

539

75.57%

< 525

$32,586

4.07%

10.10%

9.67%

511

70.90%

N/A**

$560

0.07%

N/A

10.13%

N/A

68.20%

Totals

$800,645

100%

8.30%

8.50%

608

78.80%

*Funded volume excludes conduit loans

**These loans have unavailable credit scores

WA = Weighted Average

© Saxon Capital, Inc. 2005 - All Rights Reserved - Duplication Prohibited

13

Saxon Capital, Inc.

SAST COLLATERAL SUMMARY*

*At settlement

Data as of June 30, 2006

SAST 2005-04

SAST 2005-04

SAST 2005-04

SAST 2006-01

SAST 2006-01

SAST 2006-01

SAST 2006-02

SAST 2006-02

SAST 2006-02

Arm

Fixed

Total

Arm

Fixed

Total

Arm

Fixed

Total

Fixed vs ARM%

78%

22%

100%

80%

20%

100%

75%

25%

100%

Loan Count

2,409

954

3,363

2,032

726

2,758

3,762

1598

5,360

Sched Bal

499,525,880

140,468,569

639,994,449

397,506,961

102,466,119

499,973,080

750,841,529

249,107,508

999,949,037

WTD Avg Credit Score

607.99

613.58

609.22

601.14

610.18

602.99

603.39

612.24

605.6

WTD Avg Coupon

7.74

7.73

7.73

8.25

8.23

8.24

8.42

8.19

8.36

WTD Avg Gross Margin

6.12

6.12

6.22

6.22

6.28

6.28

WTD LTV

79.4

75.67

78.58

79.03

75.89

78.39

79.56

75.57

78.57

WTD CLTV

82.5

77.71

81.45

82.28

77.92

81.38

82.67

76.62

81.16

WTD CLTV Original Adj

79.4

76.43

78.75

79.03

76.7

78.55

79.56

75.57

78.57

LTV > 80%

38.41%

38.51%

38.43%

38.78%

38.06%

38.63%

39.06%

32.75%

37.49%

LTV > 90%

8.82%

8.01%

8.65%

9.29%

10.67%

9.57%

10.55%

8.79%

10.11%

LTV > 95%

3.16%

2.51%

3.02%

3.51%

3.79%

3.57%

3.93%

2.81%

3.65%

Avg Scheduled Balance

207,358.19

147,241.69

190,304.62

195,623.50

141,137.90

181,281.03

199,585.73

155,887.05

186,557.66

Max Schedule Balance

1,000,000

598,431.64

1,000,000

1,247,542.84

747,904.51

1,247,542.84

1,000,000

1,325,000.00

1,325,000

Balloon Loan %

20.81%

15.19%

19.58%

21.97%

11.88%

19.90%

29.20%

15.30%

25.74%

40/30 Balloon %

20.76%

14.25%

19.33%

21.97%

11.28%

19.78%

29.20%

15.30%

25.74%

% Silent 2nds

16.40%

8.50%

14.66%

18.09%

7.91%

16.00%

16.42%

5.61%

13.73%

% Second Lien

0.00%

1.01%

0.22%

0.00%

1.02%

0.21%

0.00%

0.00%

0.00%

WTD Avg Periodic Cap

1.03

1.03

1.05

1.05

1

1

WTD Avg Life Cap

6.07

6.07

6.11

6.11

6.01

6.01

WTD Avg DTI Total

40.94

39.19

40.55

40.83

38.52

40.35

41.04

39.26

40.6

WTD Avg Initial Cap

2.90

2.90

2.84

2.84

2.99

2.99

WTD Avg Life Floor

6.48

6.48

6.7

6.7

6.6

6.6

WTD Avg Life Ceiling

13.8

13.8

14.35

14.35

14.43

14.43

Total DTI > 40%

62.81%

53.31%

60.68%

60.91%

49.98%

58.65%

63.05%

52.87%

60.52%

Total DTI > 50%

5.32%

3.34%

4.88%

4.69%

4.00%

4.55%

7.73%

6.23%

7.35%

% Full Doc

62.21%

78.69%

65.83%

60.86%

73.64%

63.48%

60.73%

71.93%

63.52%

% Stated Doc

32.66%

16.45%

29.10%

32.03%

16.17%

28.78%

31.42%

17.38%

27.92%

% Stated Wage Earners

11.69%

7.45%

10.76%

11.19%

7.03%

10.34%

14.97%

11.71%

14.15%

% Purchase

20.63%

5.46%

17.30%

19.74%

6.52%

17.03%

19.71%

5.02%

16.05%

% Cash Out

74.63%

89.14%

77.81%

76.61%

86.17%

78.57%

76.80%

88.53%

79.72%

% Owner Occ

95.68%

97.13%

95.99%

95.43%

96.16%

95.58%

93.62%

96.80%

94.41%

% Second Home

0.34%

0.94%

0.47%

0.81%

0.75%

0.79%

0.86%

0.37%

0.74%

% Investor

3.99%

1.93%

3.53%

3.77%

3.08%

3.63%

5.51%

2.83%

4.84%

% IO

34.57%

1.95%

27.41%

27.82%

1.86%

22.50%

29.68%

1.91%

22.76%

% with PPMT Penalty

62.38%

81.43%

66.56%

59.47%

73.64%

62.38%

57.83%

75.22%

62.16%

Single Family Att/ Det

72.70%

83.55%

75.08%

70.38%

80.07%

72.36%

74.43%

80.85%

76.03%

Single Family Det

70.86%

82.71%

73.46%

68.86%

79.26%

70.99%

72.20%

78.89%

73.87%

A- or Better

88.67%

90.45%

89.06%

86.58%

90.51%

87.38%

88.47%

90.66%

89.02%

A+

65.91%

71.63%

67.17%

61.44%

70.22%

63.24%

66.32%

70.44%

67.35%

A

12.11%

11.33%

11.94%

13.01%

11.61%

12.73%

11.68%

12.33%

11.84%

A-

10.65%

7.49%

9.96%

12.13%

8.69%

11.42%

10.47%

7.90%

9.83%

B

3.77%

2.84%

3.57%

5.14%

4.54%

5.02%

4.79%

3.76%

4.53%

C

3.87%

2.33%

3.53%

4.25%

2.40%

3.87%

3.94%

2.34%

3.54%

D

0.00%

0.00%

0.00%

0.00%

0.00%

0.00%

0.00%

0.00%

0.00%

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

14

Saxon Capital, Inc.

Data as of June 30, 2006

CREDIT SCORE MIGRATION

Credit

Score

2006

2005

2004

2003

2002

2001

2000

WTD Avg

Credit Score

608

614

622

618

605

593

580

> 650

19.16%

24.98%

31.11%

44.32%

29.19%

17.94%

6.61%

601-650

34.64%

33.90%

30.94%

20.56%

24.56%

18.48%

11.19%

551-600

34.19%

28.02%

23.35%

23.22%

29.28%

35.65%

40.93%

526-550

7.32%

7.22%

7.84%

7.35%

11.08%

16.60%

23.06%

< 525

4.62%

5.74%

6.40%

4.16%

5.89%

11.33%

18.21%

Other

0.06%

0.13%

0.36%

0.39%

-

-

-

Serious Delinquency %
35%
30%
25%
20%
15%
10%
5%
0%
1
8
15
22
29
36
43
50
57
64
71
78
85
92
99
10
11
2000
2001
1999
2002
1998
1996-97
2003
2004
2005

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

15

Saxon Capital, Inc.

STATIC POOL DELINQUENCEY

Outstanding Portfolio Balance by Year:

       2001 = 3.30%        2004 = 27.80%

       2002 = 5.67%        2005 = 40.75%

       2003 = 11.17%

© Saxon Capital, Inc. 2006- All Rights Reserved- Duplication Prohibited

Data as of June 30, 2006

5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
% of Original Balance
1
4
7
10
13
16
19
22
25
28
31
34
37
40
43
46
49
52
55
58
61
64
67
70
SAX 2001
SAX 2002
SAX 2003
SAX 2004
SAX 2005
2001 Proj
2002 Proj
2003 Proj
2004 Proj
2005 Proj

Saxon Capital, Inc.

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

16

STATIC POOL LOSSES BY FUNDED YEAR

Data as of June 30, 2006

2003 actual

2004 actual

2002 actual

2001 actual

Total Loss Severity by Deal
Decline in Asset value= 1- Sales Price/UPB
Severity = Losses / UPB
Loss Severity
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
628
1225
547
678
1192
1090
642
737
794
712
507
264
344
184
94
160
160
90
55
29
22
7
Loans in a Security
4,726
8,735
3,726
4,695
7,821
6,961
4,439
4,697
5,768
5,846
7,249
4,613
7,049
4,887
3,667
6,311
7,544
7,623
5,480
5,573
5,487
4,813
1999-02
1999-03
1999-05
2000-01
2000-02
2000-03
2000-04
2001-01
2001-02
2001-03
2002-01
2002-02
2002-03
2003-01
2003-2
2003-3
2004-1
2004-2
2004-3
2005-1
2005-2
2005-3
Total
Decline In Asset Value
Liquidation Expenses
Interest Advances

Saxon Capital, Inc.

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

17

LOSS SEVERITY

Data as of June 30, 2006

Total Loss Severity by
Top 5 States Funded 1/1/06-6/30/06

Decline in Asset value= 1- Sales Price/UPB
Severity = Losses / UPB

50.00%
45.00%
40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
Loss Severity
92
157
77
84
149
121
71
77
92
69
56
26
33
26
7
17
20
12
4
2
7
2
1

Loans in a Security	1999-2	1999-3	1999-5	2000-1	2000-2	2000-3	2000-4	2001-1	2001-2	2001-3	2002-1	2002-2	2002-3	2003-1	2003-2	2003-3	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	Total
	4,726	8,135	3,126	4,695	7,821	6,861	4,433	4,697	5,768	5,846	7,249	4,618	7,049	4,887	3,867	6,311	7,544	7,623	5,490	5,573	5,487	4,818	3,363	

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18

Saxon Capital, Inc.™

LOSS SEVERITY Con’t

Data as of June 30, 2006

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19

Saxon Capital, Inc.™

UNDERWRITING

Underwriting

3 operations centers – VA, TX, CA

Automated U/W system

Automated review for borrower fraud using Appintell’s DISSCO system

Automated review of property valuation using Appintell’s VALVERIFY system

Automated review of appraisers against bad appraiser list

Full file review by underwriters (post automated u/w approval) to:

Identify misrepresentation

Review appraisals

Ensure satisfaction of conditions

Exceptions to Automated U/W system:

Approximately 20% of production (Saxon tracks # exceptions and will adjust pricing on # of them)

Require countersignature from senior underwriters or management

Performance monitoring drives pricing engine rate adjustments

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20

Saxon Capital, Inc.

QUALITY CONTROL

Post Funding Quality Control

Adversely selects 10+% of closed loans submitted for purchase based upon LTV ratio, seller, geographic location, product and collateral

Use a statistically based software, Cogent, which allows an adverse selection while maintaining a statistical sampling of the entire month’s production.

Subjects audited files to re-verification of all major underwriting components such as income, employment, collateral value and cash to close.

DRIP

Monthly meetings of senior managers of Underwriting, QC and Servicing

Review loans recommended for foreclosure to determine any adverse trends

Investigation Unit

Performs pre-funding investigations of loans referred by underwriting

Performs 100-150 investigations a month on average

Reviews 100% of early payment default loans (loans which are 60 days delinquent within the first 90 days) for material misrepresentation/fraud

Performs investigations on loans referred by the DRP Committee at SMSI and every first and second payment default

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21

Saxon Capital, Inc.™

Sellers

Minimum tangible net worth of $1,000,000

Minimum of (3) years experience in mortgage origination

$100MM in originations in prior 12 Months

Warehouse lines of at least $10MM

Pools:

Minimum Pool size of $10MM

Target $20MM to $100MM

Program provides a new infrastructure that would allow SAX to be competitive on pools much larger than $100MM if desired

Cost Structure:

Mostly a variable cost structure:  Outsourcing the underwriting and post-closing functions

Provides for an easy transition from a supplemental strategy to an opportunistic strategy as market conditions dictate

CONDUIT PROGRAM (NON-SAST)

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22

Saxon Capital, Inc.™

Full analysis of seller guidelines prior to bid for risk-based pricing

Exclusion of high cost loans, LTV’s over 100%, negative amortization loans etc.

100% re-underwriting on loan pool by third-party contract underwriters

Fraud Prevention:

100% borrower fraud review and scoring using Appintell’s electronic fraud prevention tool (DISSCO).

Additional reviews on loans with DISSCO scores that indicate a high risk for borrower fraud

Property Valuation:

100% property valuation review using Appintell’s automated valuation tool
(VALVERIFY)

Collateral Risk Solutions (CRS) property valuation for 1) Saxon QC targeted areas and 2) High risk VALVERIFY scores

100% compliance review of legal docs and disclosures

Expected loss forecasting through LPS Risk Model, and Saxon’s own performance data warehouse

CONDUIT PROCESS – MITIGATING RISK

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23

SERVICING

Saxon Capital, Inc.

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24

Rating:

Category                                                                              Rating

Primary Servicer of Subprime Loans                   SQ2

Special Servicer                                                             SQ2-

Commentary:

Strong collection abilities

Above average loss mitigation results

Above avg. foreclosure and REO timeline management

Review of borrower’s collection history at 75th day of delinquency

Effective borrower contact and timeline management

Contact through behavioral score

NICE call recording technology

Postal tracking of borrower payments

RATING AGENCY SUMMARY

Standard and Poor’s

Ratings:

Category                                                                        Rating

Residential Mortgage Subprime Servicer      Above Average

Residential Mortgage Special Servicer          Average

Commentary:

Solid management

Sound application of technology

Effective and dynamic training programs

Effective borrower contact and timeline management

Satisfactory oversight of outsourced functions

Corporate credit rating desirable

Fitch Ratings

Rating:

Category                                                                   Rating

Rated IBCA                                                              RPS2+

Commentary:

Continued to refine servicing platform through
operational and technological improvements which
enhanced efficiencies and productivity

Continued to build strong management team

Restructured management and workflows in servicing
center

Effective loan administration practices

Commitment to technology enhancements

Reliable default management practices

Moody’s Investor Service

25
20
15
10
5
-
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
311%
1.54
4.82
3.50
4.07
4.67
5.23
5.95
14.21
6.39
18.37
6.70
19.66
2001
2002
2003
2004
2005
2006
SCI
3rd Party
Cost to Service - bps

25

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

Saxon Capital, Inc.

Total 2006 portfolio growth 6.45%

Portfolio Performance: Total Portfolio

Delinquency 60+: 7.95%

Loss Severity: 38.86%

Cost to service 17 bps (2Q06)

Annualized employee turnover rate 27.98%

SCI: Organic Origination
3rd Party: Purchased

Data as of June 30, 2006

MORTGAGE LOAN SERVICING

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26

Saxon Capital, Inc.

Top 10 states equal 65.88% of servicing portfolio

Bottom 20 states equal 4.55% of servicing portfolio

1. California              28.55%

2. Florida                       9.00%

3. New York                 4.64%

4. Texas                         4.47%

5. Illinois                         3.67%

Top 10 States

(based on Total Portfolio)

6. Maryland                  3.64%

9. Michigan                   3.00%

7. Virginia                      3.08%

8. Georgia                     3.00%

10. Arizona                   2.83%

TOTAL PORTFOLIO

Data as of June 30, 2006

GEOGRAPHIC SERVICING CONCENTRATION

Saxon Mortgage Services, Inc
Performing Asset Management
Customer Service
Early Collections
Non-Performing Asset Management
Loss Mitigation
Foreclosure/Bankruptcy
Special Asset Management
REO Asset Management
Claims Processing
Operations Management
Acquisitions/Document Management
Escrow Services
Customer Relations
Quality Assurance
Training
Financial Operations Management
Payment Processing
Investor Accounting/ Sarbanes-Oxley
Special Loans
Virginia Servicing Operations
Call Center
Loss Mitigation
Asset Review
Training
Shared Services
Information Technology
Human Resources
Legal
Audit
Accounting

SERVICING STRUCTURE

Saxon Capital, Inc.

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28

CUSTOMER SERVICE & EARLY COLLECTIONS

Predictive Modeling

Calling Campaigns

The Call Center uses the Freddie Mac Early Indicator Scores product monthly on the entire 0 – 59 portfolio

The scores range from 000 – 099 with the lower numbers having a higher probability of serious delinquency

The current month loans are queued in the auto dialing campaigns with higher risk loans taking priority in the dialing order as follow:

Day 3:   000 – 006

Day 10: 007 – 044

Day 17: 045 – 099

The Call Center also risk weights geographic areas and sorts the call campaigns by Unpaid Principal Balance (UPB)

Efficiency Gains

The scoring and dialing matrix provides SMSI with efficiency gains by focusing on loans with higher risk of delinquency and higher service levels by not contacting those borrowers who have a history of timely payment

Successes

Cure Ratios

Current Month: 94.21% (2006Q2)

2 Month: 75.37% (2006Q2)

Answer Rate: 98.08% (2006Q2)

Successful customer service survey

Higher customer service level

Lower employee turnover for Texas call center – 22.84% voluntary turnover (2006Q2)

Looking Forward

Customers can create a work-out plan via the web and Integrated Voice Response (IVR)

Speech Recognition and Touch Tone IVR upgrade

Centralized Command Center for real-time adherence and traffic monitoring

Saxon Capital, Inc.

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29

LOSS MITIGATION

Department Structure

The Loss Mitigation department is focused on curing
delinquencies through aggressive collection efforts and
workout options.

Staffing

5  Loss Mitigation Teams

All staff are skilled in managing delinquency types from 60 to
120+ days

Workout Team

Specializes in all workout options as foreclosure alternatives

Loan Recovery Specialist

Focuses on 2nd lien monitoring, collections, and

    repurchases

Loan Support Team

Supports Default Resolution Plan (DRP), Broker Price Opinion
(BPO) orders, property preservation, code compliance, and
insurance claims

Administrative Support Team

Posting exception payments

Prepare reinstatement letters and repayment plans

Imaging

Delinquency is tracked in buckets by UPB and loan
count

60 – 89 Days

90 – 119 Days

120+ Days

Workout Options

Forbearance and Repayment Plans

Modifications

Short Sales and Assumptions

Deeds-in-Lieu

Target staffing: 135 loans per FTE

Actual: 142 loans per FTE (2006Q2)

Incentive Structure

Monthly Incentive Breakdown

28% Delinquency (Team)

45% Cure Rate (Team)

15% Answer Rate (Team)

12% Quality Control (Individual)

Management Levels

Average of 16+ years of industry experience in the Loss
Mitigation management team

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30

Saxon Capital, Inc.™

LOSS MITIGATION Con’t

Predictive Modeling

Early Indicator Scores are utilized in daily collections to identify higher risk delinquencies and to delay foreclosure referrals for lower risk borrowers.

Foreclosure referrals are delayed according to scores:

EIS below 200 (higher risk) refer at 76 days past due

EIS above 200 (lower risk) refer at 90 days past due

Allows for increased cure rates on lower risk loans prior to referral

Improves probability of cures by delaying advances

Titanium Solutions

Third party resource used to provide face-to-face borrower contact and skip-tracing specifically, targeting no-contact loans

Improved contact results for no-contact loans

Submission of financial packages

Success rate of 42% on loans submitted during 2005

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited
31
Saxon Capital, Inc.

LOSS MITIGATION Con’t

eDRP (Default Resolution Plan)

A web-based proprietary system that provides access to information used in monthly Risk
Management meetings for pre-foreclosure reviews

Automated recovery analysis

Review

Loss Analysis                       Property Valuation

Credit Report/Summary  HUD-1 Closing Statement

Meeting attendees include Underwriting Management, Risk Management, Collections, and the Loss
Mitigation staff

Specific reviews are targeted for loans with a variance of 25% or more between origination appraised value and current value

Saxononline.com

Our customers have the ability to submit financial packages on-line

Venture Mailing

Brochures with financial packages are mailed on loans that roll 90 days delinquent on first day of each month

FastBatch – FastData Suite of Information Solutions

A vendor-based system used to compile information from national databases for use in skip-tracing

Returns most current information available

Swift return of data – generally within 5 hours

Eliminates manual skip-trace work

Method of Cure
Reinstate
64%
Informal RP Plans
12%
PIF
16%
Mod
1%
Short Sale
2%
Formal Repay
Plans
5%
Note Sales
0%

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32

Saxon Capital, Inc.

LOSS MITIGATION Con’t

Data as of June 30, 2006

Results

Cure Rates (based on UPB)

2006

YTD

2005

2004

2003

2002

60

–

89 Days

56.76

%

54.33

%

58.38

%

57.62

%

54.78

%

90

–

119 Days

41.83

%

39.19

%

44.04

%

35.00

%

34.80

%

120

–

149 Days

28.81

%

25.19

%

26.44

%

23.87

%

25.23

%

150+ Days

13

.18

%

13.47

%

12.14

%

10.08

%

11.82

%

© Saxon Capital, Inc. 2005- All Rights Reserved- Duplication Prohibited

33

TIMELINES

0 DPD

40 DPD

60 DPD

75 DPD

76 DPD

90 DPD

Property Inspection

AVM/BPO/CBR

Ordered

DRP Meeting

EIS Below 200:

Refer for F/C

EIS Above 200:

Refer for F/C

F/C Sale Date

Work on Collecting Concurrent with the Foreclosure Process

F/C: Electronic Foreclosure Referral

BPO: Broker's Price Opinion

CBR: Credit Bureau Report

EIS: Early Indicator Score

Default

33 DPD

76 DPD

90 DPD

90 DPD

Breach

EIS Below 200:

Refer for F/C

EIS Above 200:

Refer for F/C

Delay for Bankruptcy Filing

Equal to Approximately 100 Days

F/C Sale Date

Work on Collecting Concurrent with the Foreclosure Process

Foreclosure Timeline

Approx 270 DPD

F/C Sale

Date

60 Days After F/C

Receive

Marketable Title

List the Property

Contract to

Sell Property

REO Timeline

75 Days After F/C

165 Days

Close on Sale

195 Days After F/C

Foreclosure Timlines
150
125
100
75
50
25
0
2004Q1
2004Q2
2004Q3
2004Q4
2005Q1
2005Q2
2005Q3
2005Q4
2006Q1
2006Q2
Avg Saxon Timeframe
Avg FHLMC Timeframe

Active Bankruptcy Cases
3,000
2,500
2,000
1,500
1,000
500
0
2004Q1
2004Q2
2004Q3
2004Q4
2005Q1
2005Q2
2005Q3
2005Q4
2006Q1
2006Q2
Performing
Non-Performing

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34

Saxon Capital, Inc.

FORECLOSURE/BANKRUPTCY

Data as of June 30, 2006

REO Acquisition to Marketable Title
Marketable Title to List
List to Accept
Accept to Close
Total Days REO
0
50
100
150
200
250
2001
2002
2003
2004
2005
2006

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35
Saxon Capital, Inc.™

REO TIMELINE

                                                                    2001                       2002                     2003                      2004                     2005                      2006

Average Days on Market                              117                         130                        131                        120                         123                        115

Data as of June 30, 2006

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36

Saxon Capital, Inc.

Strong

Management

Existing
Portfolio

Servicing

Platform

Discipline

Saxon’s
management team
has one of the
strongest
reputations in the
industry

Team is made up
of seasoned
professionals in the
mortgage industry

Saxon has been
building its on-
balance sheet
portfolio since
2001

Portfolio at
6/30/06 was $6.7
billion

Saxon does not
use gain on sale
accounting for
securitizations

Saxon has a
servicing platform
that is highly rated
and scalable

Servicing
business will
produce stable
cash flow and
offset any
slowdown in
mortgage
originations

Saxon has a
culture of
discipline in
growth, credit,
and servicing

Creating assets
for our balance
sheet and
managing a REIT
require similar
discipline

© Saxon Capital, Inc. 2006- All Rights Reserved- Duplication Prohibited

SUMMARY